Exhibit 10.2

DATED  12th August 2011

TXO Plc (1)

Empire Energy Corporation International (2)

Convertible Loan Agreement

Relating to a convertible loan valued by the parties at USD$1,500,000

CONTENTS

1.

DEFINITIONS AND INTERPRETATION

1

2.

THE LOANS

4

3.

PURPOSE

4

4.

DRAWDOWN

4

5.

CONVERSION AMOUNT

4

6.

REPAYMENT

5

7.

ILLEGALITY

5

8.

CONVERSION PROCESS

5

9.

TAX

6

10.

BORROWER WARRANTIES

6

11.

REORGANISATION OF THE BORROWER

7

12.

DEALINGS WITH SHARES

7

13.

DECISION MAKING BY THE LENDER

7

14.

ASSIGNMENT AND TRANSFER

7

15.

PAYMENT MECHANICS

7

16.

NOTICES

8

17.

CONFIDENTIALITY

8

18.

PARTIAL INVALIDITY

9

19.

REMEDIES AND WAIVERS

10

20.

AMENDMENTS AND WAIVERS

10

21.

COUNTERPARTS

10

22.

COSTS

10

23.

GOVERNING LAW

10

24.

JURISDICTION

10

schedule 1 : Details of the Borrowers

12

schedule 2 : Drawdown request

13

schedule 3 : Conversion Notice

14

schedule 4

15

1

THIS AGREEMENT is dated 12 August 2011

BETWEEN:

(1)

TXO PLC, (“TXO”) a public limited company incorporated in England and Wales whose company number is 02398784 and whose registered office is at 2nd Floor, 30 Clarendon Road, Watford, Hertfordshire, WD17 1JJ (the Lender); and

(2)

Empire Energy Corporation International whose registered office is at 4500 College Blvd, Suite 230, Leawood, KS, USA, 66211 (the Borrower).

WHEREAS:

The Lender has agreed to initially advance the Facility Amount set out opposite his name in Schedule 1 to the Borrower on the terms of this Agreement, and at the Lender’s sole discretion advance the Final Amount as set out in Schedule 1 for a convertible interest in 19.9% of the issued capital capital of the Borrower.

IT IS AGREED as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement:

Accounts

the published Report and Financial Statements of the Lender for the twelve months ended 31 March 2011, including the Chairman’s Statement, Directors’ Report and other reports and reviews and notes to the accounts and other financial information provided (at any time) by the Borrower to the Lender.

Act	the Companies Act 2006.
AIM	the AIM Market, a market operated by the London Stock Exchange Plc.
Availability Period	the period from and including the date of this Agreement to and including the date falling 10 Business Days thereafter.
Business Day	a day (other than a Saturday or a Sunday) on which banks are open for general business in London.
Confidential Information	shall have the meaning ascribed to that term in clause 17.1.
Control	the acquisition of shares holding 40 per cent or more of the voting rights of the Lender.

Conversion Amount

the percentage of ownership (in fully paid Ordinary Shares of the Borrower [as traded on the NASDAQ pink sheets: code EEGC.PK] of the Borrower to be delivered to the Lender following the delivery by the Lender of a Conversion. Notice in accordance with the terms of this Agreement, (amounting to 19.9% subject to decrease or increase in accordance with the terms of this Agreement).

Conversion Notice	a notice substantially in the form set out in Schedule 3.
Directors	directors of the Lender from time to time appointed.
Drawdown Date	the date on which a Loan is to be made under this Agreement.
Drawdown Request	means a notice substantially in the form set out in Schedule 2.
Facility Amount	the amount agreed to be advanced by the Borrower equal to the amount set out opposite his name in Schedule 1.
Final Amount	the $50,000 USD payable upon execution of this Agreement described in Schedule 1.
Fundraising Proposals

the Lender’s current proposal to raise additional finance through a placing of new Shares with certain investors as detailed in a circular to be issued by the Lender to its members containing the notice of the EGM.

GM	the general meeting of the Company to be held for the purpose of proposing, and if thought fit passing, certain resolutions including the Specific Resolutions.
Loan	means the loan made or to be made under this Agreement, or the principal amount outstanding for the time being of such loan.
Party	means a party to this Agreement.
Perfection Event

means the Lender providing the Borrower with a further $250,000 USD in funding as described in Schedule 1 in exchange for the Borrower giving the Lender 19.9% of the Borrowers issued share capital in Ordinary fully paid shares after any recapitalisation currently contemplated by the Borrower or occurring within the 12 month period following execution of this document and the completion of the requirements set out in Clause 2.3 herein.

Reorganisation Event

an event pursuant to which any person or persons obtains Control of the Borrower as a result of making a general offer to acquire the whole of the issued share capital of the Borrower which is either unconditional or is made on a condition such that if it is satisfied the person(s) making the offer will have Control of the Borrower, or through a court or regulatory approved scheme.

Repayment Date	the date falling 12 calendar months from (and including) the Drawdown Date.
Security	a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having similar effect.
Form of Interest Instrument	the conversion instrument substantially in the form set out in Schedule 4.

1.2

Construction

(A)

Unless a contrary indication appears, any reference in this Agreement to:

(1)

a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(2)

assets includes present and future properties, revenues and rights of every description;

(3)

$, dollars, or USD means the lawful currency for the time being of the United States of America;

(4)

a provision of law is a reference to that provision as amended or re-enacted; and

(5)

this Agreement means this Agreement (including the schedules) as amended or supplemented.

(B)

Section, clause and schedule headings are for ease of reference only.

(C)

References to the singular shall include references to the plural and vice versa and references to the masculine, feminine and the neuter shall include all such genders.

(D)

General words shall not be given a restrictive meaning by reason for their being preceded or followed by words indicating a particular class or examples of acts matters or things, and the word “including” shall be construed without limitation.

1.3

Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2.

THE LOANS

2.1

Subject to the terms of this Agreement, the Lender shall make available to the Borrower a convertible dollar loan facility that may be drawn once only by the Borrower, in an amount equal to the Facility Amount.

2.2

The Lender may elect within the 6 month period following the execution of this Agreement to provide the Borrower with the Final Amount in exchange for the Conversation Amount in the Borrower.

2.3

Prior to the Perfection Event, the Lender is required to:

(a)

negotiate and extinguish a debt owing by the Borrower to Better Loyal Investments Limited, a limited company registered in Bahamas with office at 7th Floor, Ngan House, 210 Des Vouex Road, Hong Kong (at a value no greater than $2,200,000 as at the date of execution of this Agreement); and

(b)

negotiate and extinguish a debt owing by the Borrower to the Australian Company Terralinna Proprietary Limited ACN 009 522 981 at a value no greater than $700,000.

3.

PURPOSE

3.1

The Lender may only apply the Loan towards repayment of debt of the Borrower or as otherwise agreed between the Borrower and the Lender from time to time.

3.2

The Lender is not bound to monitor or verify the application by the Borrower of any amount advanced under this Agreement.

3.3

The Loan must primarily be applied to debts owing to (if outstanding):

(A)

Jury’s Inn dated 15 August 2011 incurred by the Directors of Empire; and

(B)

TXO Plc in an agreement dated 30th June 2011, payable on 31 July 2011 (plus interest).

4.

DRAWDOWN

4.1

Delivery of a Drawdown Request

The Borrower may draw down the Loan by delivering to the Lender a duly completed Drawdown Request not later than 12 p.m. (GMT) on the last day of the Availability Period.  A Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:

(A)

the Drawdown Request is delivered to the Lender within the Availability Period; and

(B)

the proposed Drawdown Date is a Business Day within the Availability Period,

4.2

Advancing the Loans

The Lender shall be obliged to advance the Facility Amount to the Borrower immediately on receipt of the Drawdown Request, but only if on the proposed Drawdown Date the warranties to be made to the Lender in clause 10 are true and accurate in all material respects.

5.

CONVERSION AMOUNT

5.1

Should the Lender choose to exercise its right of Conversion of the Loan to the Conversion Amount, the

Lender must, prior to the Repayment Date, give notice to the Borrower in substantially the same form as Schedule 4.

5.2

In consideration of the Lender agreeing (as it may or may not choose to do at its sole discretion) to advance the Final Amount to the Borrower on the terms of this Agreement (in substantially the same form as Schedule 4), the Borrower shall do all things necessary to transfer unencumbered title in the Conversion Amount to the Lender (or to such other person(s) as he may direct).

6.

REPAYMENT

6.1

Subject to the terms of this Agreement, the Borrower shall repay the Loan in full (together with any other amounts then owed by it to the Lender under this Agreement) immediately upon the Repayment Date.

6.2

Subject to the terms of this Agreement, the Lender may not demand repayment of his Loan pursuant to this clause 6 at any time prior to the Repayment Date.

6.3

The Borrower will do all things necessary, including (but not limited to) granting a power or attorney to the Lender in order to perfect the Lender’s ownership of the Conversion Amount subject to completion of the Perfection Event.

6.4

Should the lender choose not to exercise its right in accordance with this clause then the Facility Amount will be recoverable by the Lender from the Borrower as liquidated debt. The parties agree that a statement signed by a director of the Lender will be prima facie proof as to the repayment of the Facility Amount or otherwise.

6.5

Should the Borrower fail, for whatever reason, to transfer the Conversion Amount to the Lender, the Borrower warrants that it intends the Lender to have a 19.9% equitable interest in the Borrower and such interest includes an equitable and contractual right to 19.9% of all benefits that may accrue (at any time) directly or indirectly as a result of the ownership of the Conversion Amount.

6.6

The Borrower agrees that for such period of time that the Lender owns more than 15% of the issued share capital of the Borrower it shall be entitled to appoint a director of the Lender’s choosing, as amended from time to time.

7.

ILLEGALITY

If it becomes unlawful in any relevant jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain his Loan then, upon the Lender may, upon notifying the Borrower, immediately terminate this Agreement and the Loan facility and the Borrower shall repay the Loan in full (together with any other amounts then owed by it under this Agreement in relation to that Loan) on the date specified by the Lender (being no earlier than the last day of any applicable grace period permitted by law).

8.

CONVERSION PROCESS

8.1

Subject to clause 6, at any time one calendar month following the Drawdown Date and up to and including the Repayment Date, upon the Perfection Event, the Lender (Converting Lender) may require the Borrower to register the Lender’s ownership of the Conversion Amount in favour of the Lender which will extinguish the Borrower’s obligation to repay the whole of the outstanding Converting Lender’s Loan (but not part thereof) by delivering to the Borrower a Conversion Notice up to the Repayment Date. Should the Lender fail to issue a notice in substantially the same form as Schedule 4 the Initial amount will be repayable by the Borrower to the Lender on the Repayment Date.

8.2

For the avoidance of doubt, the Converting Lender may only deliver one Conversion Notice to the Borrower.

8.3

The Converting Lender’s Loan shall not be discharged, and shall remain outstanding, until such time as the Converting Lender (or the person(s) to whom the Converting Lender directed ownership of the Conversion Amount) has been registered as owning the Conversion Amount after the Perfection Event.

8.4

Upon the Perfection Event, the Borrower will do all things reasonably necessary to provide the Lender with proof of ownership of the Conversion Amount in the Lender’s name including providing the Lender with share certificates or other such form of proof acceptable to the Lender.

9.

TAX

9.1

All payments to be made by the Borrower under this Agreement shall be made free and clear of and without any deduction or withholding for or on account of tax unless it is required by law to make any such payment subject to any such deduction or withholding, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which he would have received and so retained had no such deduction or withholding been made or required to be made.

9.2

If the Borrower makes any payment under this Agreement subject to any such deduction or withholding, it will:

(A)

account in full for the amount so deducted or withheld to the relevant taxation or other competent authority on or before its due date; and

(B)

furnish to the Lender a certificate of deduction or withholding or equivalent evidence thereof.

10.

BORROWER WARRANTIES

10.1

The Borrower hereby warrants to the Lender at the date of this Agreement, that save as may be expressly disclosed in writing:

(A)

the Borrower is not engaged in any legal or arbitration proceedings which may have or have had during the twelve months preceding the date hereof a significant effect on the financial or trading position of the Borrower taken as a whole and so far as the Borrower is aware no such legal or arbitration proceedings are pending or threatened against the Borrower and there are no circumstances known to the Borrower , having made reasonable  enquiry, which are likely to give rise to any such legal or arbitration proceedings;

(1)

the Accounts give a true and fair view of the state of affairs of the Borrower as at 31 Ma rch 2011 and of its results for the year ended on that date and (save as disclosed in the Accounts) have been prepared in accordance with the Act and generally accepted accounting principles consistently applied including all Statements of Standard Accounting Practice and Financial Reporting Standards; and

(2)

there has been no material adverse change in the financial or trading position and no material depletion in the net assets of the Borrower ;

(B)

save as disclosed in the Accounts there are no rights (whether conditional or otherwise) to require the issue of any shares or other securities of the Borrower  outstanding and in force;

(C)

the Agreement has been duly approved by the Board of Directors of the Borrower and is a valid and binding obligation of the Borrower ;

(D)

the Borrower has not taken any action nor, to the best of the knowledge, information and belief of the Borrower have any other steps been taken or legal proceedings started or threatened against the Borrower for its administration, winding up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors or for the appointment of an administrative receiver, an administrator or a receiver, trustee or similar officer of it or any of its properties, revenues or assets nor have any orders been made for any of the foregoing.

10.2

The Borrower acknowledges that the Lender is entering into this Agreement in reliance on the Warranties.

10.3

Each of the warranties set out in clause 10.1 is deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the Drawdown Date and each Interest Payment Date.

11.

REORGANISATION OF THE BORROWER

The Borrower shall give notice in writing to the Lender of a proposed Reorganisation Event at least ten Business Days prior to the date on which such Reorganisation Event is to complete.

12.

DEALINGS WITH THE SHARES OF THE BORROWER

12.1

Other than as required by law, the Borrower warrants that during the term of this Agreement and prior to receiving notice of the Lender’s decision not to issue a Conversion Notice the Borrower will not do any thing, or omit to do any thing that will impede, interfere with or otherwise adversely affect the value of the Conversion Amount, or the Lender’s potential interest in the Conversion Amount, without the express written permission of the Lender.

12.3

The Borrower warrants that it will not dilute the shareholding of the Converting Lender (after the Perfection Event) without allowing the Converting Lender to participate in any share rights issues or dilutions on terms no less favourable than those offered to any other party.

13.

DECISION MAKING BY THE LENDER

All matters requiring a decision by the Lender under this Agreement shall be determined by the Lender.

14.

ASSIGNMENT AND TRANSFER

14.1

Lender may assign

The Lender may assign or transfer any of its rights, benefits or obligations under this Agreement.

14.2

Borrower may not assign

The Borrower may not assign or transfer any of its rights, benefits or obligations under this Agreement in respect of the Lender or enter into any transaction or arrangement which would result in any of those rights, benefits or obligations passing to or being held in trust for or for the benefit of another person without the prior written consent of the Lender.

15.

PAYMENT MECHANICS

15.1

Payments

All payments to be made under this Agreement by (i) the Borrower to the Lender shall be made in USD to the account specified in writing by the Lender to the Borrower and (ii) by the Lender to the Borrower shall be made in USD to the account specified in writing by the Borrower to the Lender.

15.2

Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

16.

NOTICES

16.1

Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and may be made by e-mail, facsimile or letter.

16.2

Addresses

The address and e-mail address of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(A)

in the case of the Borrower, at its registered office or sent by e-mail to: empireenergy@btinternet.com, marked for the attention of Malcolm Bendall.

(B)

in the case of the Lender:

Name:

Mr Timothy Baldwin

E-mail: tim.baldwin@raminvestmentgroup.co.uk

Address: 2nd  Floor Suite, 30 Clarendon Road, Watford, WD17 1JJ

or any substitute e-mail address or addresses as any Party may notify to the others by not less than five Business Days' notice.

16.3

Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement must be in English and will only be effective:

(A)

if by way of fax, when received in legible form; or

(B)

if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, or

(C)

If by email, upon the sender receiving a delivery acceptance receipt; or

(D)

if delivered by hand, when it has been left at the relevant address.

16.4

Notification of address and fax number

Each Party shall promptly notify the others of any change to contact details.

17.

CONFIDENTIALITY

17.1

Confidentiality

Subject to clause 17.2 and to clause 17.4, each Party:

(A)

shall treat as strictly confidential the provisions of this Agreement and the process of its negotiation and all information about any other Party obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement (Confidential Information); and

(B)

shall not, except with the prior written consent of each other Party (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Agreement) or disclose to any person any Confidential Information.

17.2

Permitted disclosure or use

Clause 17.1 shall not apply if and to the extent that the Party using or disclosing Confidential Information can demonstrate that:

(A)

such disclosure is required by law or any regulation or is required, or requested, by any supervisory, regulatory or governmental body having jurisdiction over it (including the London Stock Exchange Plc, the Financial Services Authority, the Panel on Takeovers and Mergers and the Serious Fraud Office) and whether or not the requirement or request has the force of law; or

(B)

such disclosure is to its professional advisers or employees who may need to know, in relation to the negotiation, entry into or performance of this Agreement or any matter arising out of the same or, where the disclosing party is the Lender, is of information necessarily or reasonably disclosed to any person concerned with any transaction for financing a Loan or the granting of security over the same or over the benefit of this Agreement; or

(C)

such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by clause 14.1; or

(D)

in the case of disclosure or use, the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 17.1(a); or

(E)

in the case of disclosure or use, the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 17.1(b).

17.3

Continuance of restrictions

The restrictions contained in this clause 17 shall continue without limit of time.

17.4

Privilege

Where any confidential information is also privileged, the waiver of such privilege is limited to the purposes of this Agreement and does not, and is not intended to, result in any wider waiver of the privilege.  Any Party hereto in possession of any confidential information relating to any other party hereto (a privilege holder) shall take all reasonable steps to protect the privilege of the privilege holder therein and shall inform the privilege holder if any step is taken by any other person to obtain any of its privileged confidential information.

18.

PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

19.

REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of a Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20.

AMENDMENTS AND WAIVERS

Any term of this Agreement may be amended or waived only with the written consent of all of the Parties.

21.

COUNTERPARTS

This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

22.

COSTS

Each Party shall bear his own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

23.

GOVERNING LAW

This Agreement is governed by, and construed in accordance with, English law.

24.

JURISDICTION

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (Proceedings) and the parties waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate or inconvenient forum.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

EXECUTED as a DEED by

)

TXO PLC

)

acting by:

)

/s/ Mr Tim Baldwin

Director

……………………………..

Director/Secretary

EXECUTED as a DEED by

)

Empire

)

acting by:

)

/s/ Mr Malcolm Bendall

Director

……………………………..

Director/Secretary

SCHEDULE 1: DETAILS OF THE LENDERS

Lender	Facility Amount $
TXO Plc 2nd Floor Suite, 30 Clarendon Road, Watford WD17 1JJ United Kingdom	$50,000

Lender	Final Amount $	Final Interest
TXO Plc 2nd Floor Suite, 30 Clarendon Road, Watford WD17 1JJ United Kingdom	$250,000	19.9%

SCHEDULE 2: DRAWDOWN REQUEST

From:

Empire

To:

TXO Plc

Dated:

12th August 2011

Dear Sir

 Empire $50,000 Convertible Loan Agreement

Dated 12th August 2011 (Agreement)

1.

This is a Drawdown Request delivered pursuant to the Agreement.  Terms defined in the Agreement have the same meaning in this Drawdown Request unless specified otherwise.

2.

We wish to borrow a Loan on the following terms:

Proposed Drawdown Date:

12th August 2011 (or, if that is not a Business Day, the next Business Day)

Total Drawdown Amount:

 $50,000

Your Drawdown Amount:

$50,000

3.

The proceeds of this Loan should be credited to the account, details of which are set out below:

Account holder:

Empire

Account bank:

[Barclay’s Bank, Isle of Man]

Account number:

[80599727]

Sort code:

[20-26-77]

4.

This Drawdown Request is irrevocable.

Yours faithfully,

/s/ Malcolm Bendall
For and on behalf of Empire

SCHEDULE 3: CONVERSION NOTICE

To:

Empire (the Borrower)

We, TXO Plc, being the Lender of a loan pursuant to a convertible USD loan agreement dated ______________2011 with Empire as Borrower (Agreement) hereby give notice of our desire to provide the Loan Amount to Empire, representing the Initial Amount advanced by us to the Borrower, in accordance with the terms of the Agreement. The details are set out in the table below.

Lender	Nominee (if any)	Delivery Address	Loan Amount
TXO Plc	Tim Baldwin		$50,000.00

Attention:

[

]

At:

[

]

Signature(s) of recipient of the Lender

………………………………..

Dated:

………………………………..

SCHEDULE 4

Form of Notice of Exercise

To:

The Directors

Empire

From:

TXO Plc

Dear Sirs

PERFECTION EVENT FOR TRANSFER OF INTEREST

1.

I, the undersigned duly authorised Director of TXO Plc declare that TXO is lawfully entitled to the Conversion Amount in exchange for $250,000.00 USD which will be forwarded upon receipt of notice from Empire of the transfer of the Conversion Amount to TXO subject to the completion of the Perfection Event.

2.

I provide notice that this notice of exercise is a proper notice of intention and the receipt of which by Empire entitles TXO to the Conversion Amount (a 19.9% interest in Empire Energy Corporation International as defined in the convertible Loan Agreement executed by the parties).

Yours faithfully

Signed:

…………………………………………………………………..

For and on behalf of:

……………………………………….…………………

Date:

……………………………………………………………………

15